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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 10, 1995, accompanying the consolidated financial statements of Vasomedical, Inc. and Subsidiaries (a development stage enterprise) contained in the Registration Statement and Prospectus on Form S-3. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                                              GRANT THORNTON LLP



Melville, New York
August 31, 1995